PROMISSORY NOTE
                                 ---------------

U.S. $2,000,000.00                                                April 27, 1999


         FOR VALUE RECEIVED, the undersigned, VININGS INVESTMENT PROPERTIES, L.P., a Delaware limited partnership (hereinafter referred to as "Maker"), promises to pay to the order of BANK ATLANTA, a national bank (hereinafter, together with its successors and assigns, referred to as "Holder"), at its office at 1221 Clairmont Road, Decatur, Georgia 30030, or at such other place as Holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), together with simple interest on the principal balance from time to time outstanding as follows: A rate of interest equal to the sum of one percent (1.00%) per annum plus the Prime Rate, which Prime Rate is currently seven and three-fourths percent (7.75%) per annum as of the date of this Note. For the purposes of this Note, the term "Prime Rate" shall mean the interest rate posted in The Wall Street Journal on each and every business day. The Prime Rate is one of several interest rate bases used by Holder. Holder lends at interest rates above and below the Prime Rate. In the event that Holder shall abolish or abandon the practice of establishing its Prime Rate, Holder shall designate a comparable reference rate which shall be deemed to be the Prime Rate hereunder. Interest shall be computed hereunder with respect to each day during the term of this Note by multiplying the outstanding principal balance hereunder at the close of business on that day (or on the most recent day on which Holder was open for business) by a daily interest factor, which daily interest factor shall be calculated by dividing the aforesaid interest rate per annum in effect on that day by 360. Interest so computed shall accrue for each and every day on which any indebtedness remains outstanding hereunder, including the day on which the funds are initially advanced regardless of the time of day such advance is made, and including the day on which funds are repaid unless repayment is credited prior to close of business. The initial interest rate hereunder is eight and three-fourths percent (8.75%) per annum.

         The indebtedness described herein shall be repaid in eleven (11) monthly installments of interest only on the outstanding principal of this Note. The first installment shall be due beginning on May 27, 1999 and installments shall continue on each and every successive 27th day of each month thereafter. On April 27, 2000, this Note shall mature and a final installment shall be due and payable in an amount equal to the principal balance of this Note together with accrued but unpaid interest to date of receipt of said final installment. All payments made herein shall be first be applied to accrued and unpaid late charges and other fees and expenses due hereunder.

         This Note evidences a line of credit loan, and, provided no default exists under the terms of this Note, the Security Deed, or any Loan Document, Maker shall be entitled to borrow and reborrow amounts hereunder not to exceed the face principal amount of this Note.

         This Note may be prepaid in whole or in part at any time without penalty or premium on the amount prepaid.

         This Note is secured by that certain Deed to Secure Debt and Security Agreement (the "Security Deed") between Maker and Holder of even date herewith encumbering certain real property lying and being in Land Lot 277 of the 6th District of Gwinnett County, Georgia, together with easements and appurtenances, any improvements thereon and related fixtures and personal property (herein collectively the "Property"). This Note is also secured by that certain Assignment of Rents and Leases of even date herewith, assigning certain rents, revenues, leases and profits of the Property, and certain related contracts, permits, licenses and other items related thereto. The obligations of Maker with respect to the property are further secured and evidenced by a Compliance and Indemnity Agreement Regarding Hazardous Materials and Handicapped Access Laws executed by Maker in favor of Holder on even date herewith, and certain UCC-1 and UCC-2 Financing Statements with regard to the Property. This Note, the Security Deed, and all of the aforesaid instruments listed above and any other instrument given to evidence, secure or in any manner otherwise related to this Note are hereinafter referred to collectively as the "Loan Documents."

         If (i) any payment of principal or interest on this Note is not received by Holder after the same is due; or (ii) a default occurs in the performance of any other covenant or agreement of Maker in this Note, the
Security Deed or in any other Loan Document and is not cured within any applicable grace period; or (iii) any of the following events occur with respect to Maker, or any guarantor of this Note ("Guarantor") to wit: insolvency or inability to pay debts, commission of an act of bankruptcy, assignment for the benefit of creditors, calling a meeting of creditors, appointment of a committee of creditors or liquidating agent, offer of a composition or extension to creditors, assignment, pledge or mortgage (other than to, or with the written consent of, Holder) of any account receivable or other property relating to the property described in the Security Deed executed in connection herewith; or (iv) Maker or any Guarantor commences any proceeding, suit or action (at law or in equity, or under any of the provisions of the Bankruptcy Code, as amended), or any similar suit for reorganization, composition, extension, arrangement, wage earner plan, receivership, liquidation or dissolution; or (v) voluntary appointment of or application for a receiver, conservator, rehabilitator or similar officer or committee for Maker, for any property or for any Guarantor, or an involuntary appointment or application that is not removed within thirty
(30) days of filing; or (vi) Maker is dissolved or any Guarantor is dissolved, terminated or dies; or (vii) entry of judgment or issuance of a warrant of attachment or injunction before or after the date of this Note against Maker or against the property encumbered by the Security Deed is made or commencement of any bankruptcy or receivership against Maker or proceedings supplementary or execution relating to any judgment against Maker is made, which judgment, warrant of attachment, injunction or proceeding is not stayed, vacated, enjoined or satisfied within thirty (30) days from the entry, issuance or commencement thereof; then, upon the occurrence of any one (1) or more of such events, all obligations of Maker to Holder, including this Note, although otherwise unmatured or contingent, shall, at the option of Holder, forthwith mature, and the entire principal balance and all accrued interest and other charges due Holder shall become immediately due and payable without any notice or demand whatsoever. From and after maturity, whether by acceleration or otherwise, the principal balance hereunder shall, at Holder's option, bear interest at the default rate stated below.

         In the event that Holder institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, Maker agrees to pay to Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including attorneys' fees in the amount of fifteen percent (15%) of the principal and interest due under this Note.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

         Every person or entity at any time liable for the payment of the debt evidenced hereby, waives presentment for payment, demand, notice of non-payment of this Note, protest and notice of protest, except such notice as is expressly provided herein, and consents that Holder may extend the time of payment of any part or the whole of the debt at any time at the request of any other person or entity liable.

         This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or retention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable laws in accordance with the written agreement of the parties. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount shall be applied to the reduction of the unpaid principal balance of the debt evidenced hereby and not to the payment of interest, regardless of any books or records of Maker which may indicate the contrary. In the event the principal balance has been repaid in full, any such excess shall upon demand be forthwith returned to Maker.

         This Note is given and accepted as evidence of indebtedness only, and not in payment or satisfaction of any indebtedness or obligation.

         If the principal balance of this Note is accelerated, any installment due hereunder is not paid as and when the same is due, or if the principal balance of this Note is not paid at maturity, then Holder shall have the option by mailing written notice to Maker, to increase the interest rate to a rate which is the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest rate permitted by law.

         If any monthly payment is not received within ten (10) days after its due date, Maker shall, at Holder's option, pay a late charge equal to five percent (5%) of the late payment, such payment to be due with the succeeding monthly payment.

         Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

         This Note and all provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed consent to any assignment or conveyance which is restricted or prohibited by the terms of this Note.

         All notices hereunder shall be sent by certified mail, return receipt requested, or overnight delivery or professional messenger service where proof of receipt or refusal is required (failure to pick up such notice being deemed a refusal), and shall be deemed received upon the receipt or refusal thereof.

         Notices to Maker shall be sent to:

                    Vinings Investment Properties, L.P.
                    3111 Paces Mill Road, Suite A-200
                    Atlanta, Georgia  30339

         All notices to Holder shall be sent to:

                     Bank Atlanta
                     1221 Clairmont Road
                     Decatur, Georgia  30030
                     Attn:  Vice President, Commercial Lending

                     With a copy to:

                     Clifford A. Barshay, Esq.
                     Schreeder, Wheeler & Flint, LLP
                     1600 Candler Building
                     127 Peachtree Street, N.E.
                     Atlanta, GA  30303-1845

         This Note shall be governed and construed under the laws of the State of Georgia.

         IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note on the date first hereinabove written.

                     MAKER:

                     VININGS INVESTMENT PROPERTIES, L.P.,
                     a Delaware limited partnership

                     By:    Vinings Investment Properties Trust,
                            a Massachusetts business trust, as general partner



                     By:    /s/ Peter D. Anzo                          (SEAL)
                     --------------------------------------------------------
                            Peter D. Anzo, Chief Executive Officer of
                            Vinings  Investment Properties Trust,
                            on behalf of all Trustees